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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Salix Pharmaceuticals, Ltd. of our report dated March 4, 1998 with respect to the financial statements of Salix Pharmaceuticals, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Palo Alto, California
August 12, 1998